Exhibit 99.1

Sharplink Acquires 10,000 ETH, Bringing Total ETH Holdings to 886,725; Repurchases Over 2.1 Million Shares of Common Stock

MIAMI – June 30, 2026 – (GLOBE NEWSWIRE) – Sharplink, Inc. (Nasdaq: SBET) (“Sharplink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and a prominent industry advocate of Ethereum adoption, today announced the purchase of 10,000 ETH at an average price of $1,611 per ETH, bringing total ETH holdings1 to 886,725. The Company also announced the repurchase of 2,132,773 shares of its common stock in the open market at an average purchase price of $4.69 per share in connection with its ongoing stock buyback program.

Key Company Highlights for the Week Ending June 28, 2026

●	Raised $75 million via a registered direct offering of common stock and warrants.
●	Bought 10,000 ETH at an average price of approximately $1,611 per ETH.
●	Total ETH holdings[1] increased to 886,725.
●	Repurchased 2,132,773 shares of common stock, bringing total to 4,071,223 shares repurchased since initiating its buyback program in August 2025.

The Company’s ETH purchases reflect its continued commitment to growing its ETH treasury as a long-term reserve asset. Separately, pursuant to its ongoing stock buyback program, Sharplink has repurchased its common stock, which it believes is significantly undervalued.

“The successful completion of our $75 million registered direct offering last week has strengthened our balance sheet and provided the capital to support our active ETH treasury management strategy. Our capital allocation philosophy is disciplined and straightforward: every financing decision we make is based on our long-term objective to increase ETH per share,” stated Joseph Chalom, CEO of Sharplink.

1 Total ETH holdings held as of June 28, 2026, were comprised of 632,719 native ETH, 181,299 ETH as-if redeemed from LsETH and 72,707 ETH as-if redeemed from weETH.

About Sharplink, Inc.

Sharplink is a leading institutional-grade Ethereum treasury platform designed to give public market investors smarter, more productive exposure to ETH. Ethereum underpins the majority of global stablecoin, tokenized real-world assets and decentralized finance settlement. Sharplink was founded in 2019 and is headquartered in Miami, Florida. Learn more at www.sharplink.com.

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Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships, and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the intended use of proceeds from our recent Offering; the potential use of the Company’s ATM facility; the Company’s ability to repurchase additional shares of its common stock under its stock repurchase program; the Company’s ability to achieve and sustain profitable operations; volatility in the market price of ETH and its resulting impact on the Company’s accounting and financial reporting; changes in government regulation of cryptocurrencies and online betting; changes in securities laws or other applicable regulations; fluctuations in customer demand and overall economic conditions; competitive pressures, including competing products, pricing, and sales cycles; the protection and enforcement of the Company’s proprietary rights; and other risks and uncertainties described in the Company’s Annual Report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of the crypto assets below the cost value at which the Company’s crypto assets are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

CONTACT:

Sharplink’s Investor Relations Contact:

Sean Mansouri, CFA or Aaron D’Souza | Elevate IR

Phone: (720) 330-2829

Email: ir@sharplink.com

Sharplink’s Media Contact:

Email: media@sharplink.com

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